Exhibit 99.1

News Release
International Paper Reports First Quarter 2021 Results

MEMPHIS, Tenn. – April 29, 2021 – International Paper (NYSE: IP) today reported first quarter 2021 financial results.

FIRST QUARTER 2021 HIGHLIGHTS

•First quarter net earnings (loss) attributable to International Paper of $349 million ($0.88 per diluted share), compared with $153 million ($0.39 per diluted share) in the fourth quarter of 2020 and $(141) million ($(0.36) per diluted share) in the first quarter of 2020. First quarter 2020 net earnings included an after-tax charge of $337 million ($0.85 per diluted share) for the impairment of the net assets and write-off of foreign currency translation adjustment following the announcement of the sale of our Brazil Packaging business.
•First quarter adjusted operating earnings* (non-GAAP) of $299 million ($0.76 per diluted share) compared with $296 million ($0.75 per diluted share) in the fourth quarter of 2020 and $226 million ($0.57 per diluted share) in the first quarter of 2020. First quarter 2021 adjusted operating earnings* include a pre-tax earnings impact of $(80) million ($(0.15) per diluted share) related to the winter storm in the U.S.
•First quarter cash provided by operations of $512 million compared with $649 million in the same period of 2020
•Returned $331 million to shareholders through dividends of $202 million and share repurchases of $129 million
•Reduced debt by $108 million
•Monetized approximately $400 million of investment in Graphic Packaging bringing our ownership to 7.4%

“International Paper delivered solid earnings and strong cash generation in the first quarter,” said Mark Sutton, Chairman and Chief Executive Officer. “Operationally, we performed well to mitigate the significant impact of the winter storm and support strong customer demand in our packaging business. Looking ahead, we see momentum continuing to build in our three businesses. We expect continued strong demand for corrugated packaging and absorbent pulp, and we're seeing a much better supply/demand backdrop for printing papers, all of which contributes to a more favorable outlook in 2021.”

Sutton added, “I am mindful that we are still in the midst of a global pandemic. The health and safety of our employees remains our most important responsibility and I appreciate their commitment to take care of each other and our customers.”

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	First Quarter 2021	Fourth Quarter 2020	First Quarter 2020
Net Earnings (Loss) Attributable to International Paper	$0.88	$0.39	$(0.36)
Add Back – Non-Operating Pension Expense (Income)	(0.10)	(0.02)	(0.01)
Add Back – Net Special Items Expense (Income)	(0.02)	0.38	0.94
Adjusted Operating Earnings*	$0.76	$0.75	$0.57

*    Adjusted operating earnings (non-GAAP) is defined as net earnings attributable to International Paper Company (GAAP) excluding net special items and non-operating pension expense (income). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. For discussion of net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items and Consolidated Statement of Operations and related notes included later in this release.

Exhibit 99.1

Select Financial Measures

(In millions)	First Quarter 2021	Fourth Quarter 2020	First Quarter 2020
Net Sales	$5,363	$5,239	$5,352
Net Earnings (Loss) Attributable to International Paper	349	153	(141)
Business Segment Operating Profit	445	397	512
Adjusted Operating Earnings	299	296	226
Cash Provided By (Used For) Operations	512	789	649
Free Cash Flow*	423	695	363

*    Free cash flow is a non-GAAP financial measure. A reconciliation of free cash flow to the most comparable GAAP measure, cash provided by (used for) operations, and disclosure regarding why we believe that free cash flow provides useful information to investors, is included later in this release.

SEGMENT INFORMATION
Business segment operating profits are used by International Paper's management to measure the earnings performance of its businesses and is calculated as set forth in footnote (e) below under "Sales and Earnings by Business Segment". First quarter 2021 net sales by business segment and operating profit (loss) by business segment compared with the fourth quarter of 2020 and the first quarter of 2020 are as follows:
Business Segment Results

(In millions)	First Quarter 2021	Fourth Quarter 2020	First Quarter 2020
Net Sales by Business Segment
Industrial Packaging	$3,953	$3,813	$3,819
Global Cellulose Fibers	581	582	568
Printing Papers	781	802	908
Corporate and Inter-segment Sales	48	42	57
Net Sales	$5,363	$5,239	$5,352
Operating Profit (Loss) by Business Segment
Industrial Packaging	$447	$431	$470
Global Cellulose Fibers	(82)	(114)	(54)
Printing Papers	80	80	96
Total Business Segment Operating Profit	$445	$397	$512
Industrial Packaging operating profits (losses) in the first quarter of 2021 were $447 million compared with $431 million in the fourth quarter of 2020. In North America, earnings were solid as higher sales prices for boxes and export containerboard were offset by a $(75) million impact from the winter storm. Planned maintenance outage expenses were also higher. In Europe, earnings improved reflecting seasonally higher volumes in Morocco and lower operating costs, partially offset by lower average sales margins driven by higher containerboard costs.
Global Cellulose Fibers operating profits (losses) in the first quarter of 2021 were $(82) million compared with $(114) million in the fourth quarter of 2020. Earnings improved reflecting higher average sales prices and lower operating costs partially offset by higher input costs for wood and energy. Earnings benefited from the non-repeat of an asset write-off in the fourth quarter of 2020.
Printing Papers operating profits (losses) were $80 million in both the first quarter of 2021 and the fourth quarter of 2020. In North America, earnings were lower driven by higher input costs for wood and energy and higher planned maintenance outage expenses partially offset by lower economic downtime costs. In Brazil, earnings improved as seasonally lower sales volumes and higher input costs were more than offset by higher average sales prices, lower operating costs and favorable foreign currency impacts. In Europe and Russia, earnings were flat reflecting lower economic downtime costs and favorable foreign currency impacts mostly offset by lower average sales prices, an unfavorable geographic mix and higher input costs.

Exhibit 99.1

EQUITY METHOD INVESTMENTS
Ilim joint venture equity earnings (loss) were $49 million in the first quarter of 2021 compared with $53 million in the fourth quarter of 2020. Operationally, earnings improved driven by higher export and domestic sales prices for softwood pulp, hardwood pulp and containerboard and lower operating costs. These benefits were partially offset by lower sales volumes. The Company recognized a non-cash after-tax foreign exchange loss of $2 million in the first quarter of 2021 ($0.01 per diluted share), compared with a gain of $22 million in the fourth quarter of 2020 ($0.05 per diluted share), primarily due to Ilim's U.S. dollar denominated net debt.

Graphic Packaging equity earnings on our 7.4% ownership position were $1 million in the first quarter of 2021, compared with $11 million in the fourth quarter of 2020.

CORPORATE EXPENSES
Corporate expenses (income) were $25 million for the first quarter of 2021, compared with $(16) million in the fourth quarter of 2020.

EFFECTIVE TAX RATE
The reported effective tax rate for the first quarter of 2021 was 25%, compared to a 2020 fourth quarter reported effective tax rate of 28%. The tax rate in the fourth quarter was higher due to tax expense related to a non-deductible impairment of our EMEA Packaging business in Turkey, which was partially offset by a tax benefit related to the closure of the 2013-2014 IRS audit.
Excluding special items and non-operating pension expense, the operational effective tax rate for the first quarter of 2021 was 24%, compared with 26% for the fourth quarter of 2020. The lower operational effective tax rate in the first quarter is primarily related to the release of an uncertain tax position, treated as a discrete period item.

EFFECTS OF SPECIAL ITEMS
Net special items in the first quarter of 2021 amount to a net after-tax gain of $10 million ($0.02 per diluted share) compared with a charge of $151 million ($0.38 per diluted share) in the fourth quarter of 2020 and a charge of $372 million ($0.94 per diluted share) in the first quarter of 2020. Net special items in all periods include the following charges (gains):

	First Quarter 2021		Fourth Quarter 2020		First Quarter 2020
(In millions)	Before Tax	After Tax	Before Tax	After Tax	Before Tax	After Tax
Restructuring and other charges, net:
Debt extinguishment costs	$18	$14	$65	$49	$8	$6
EMEA Packaging business optimization	12	10	—	—	—	—
Other	—	—	(1)	(1)	—	—
Total restructuring and other charges, net	30	24	64	48	8	6
Printing Papers spin-off / Build a Better IP	25	20	9	8	—	—
EMEA Packaging impairment - Turkey	2	2	123	123	—	—
Brazil Packaging impairment	—	—	—	—	344	337
Environmental remediation reserve adjustment	—	—	—	—	41	31
India transaction	—	—	—	—	17	17
Abandoned property removal	—	—	—	—	9	7
Gain on sale of portion of equity investment in Graphic Packaging	(74)	(56)	—	—	(33)	(25)
Foreign value-added tax refund accrual	—	—	—	—	(3)	(2)
Other	—	—	5	4	1	1
Tax benefit related to settlement of tax audits	—	—	—	(32)	—	—
Total special items, net	$(17)	$(10)	$201	$151	$384	$372

Exhibit 99.1

EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website at internationalpaper.com by clicking on the Performance tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the website beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper first quarter earnings call. The conference ID number is 4409429. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 4409429.

About International Paper
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa and Russia. We produce corrugated packaging products that protect and promote goods, and enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness; and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., employ approximately 48,000 colleagues and serve more than 25,000 customers in 150 countries. Net sales for 2020 were $21 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “believes”, “estimates” and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) developments related to the COVID-19 pandemic, including the spread of new variants of the virus, the effectiveness and distribution of vaccines, continuing negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on our operations, impacts of the pandemic on commercial activity, our customers and business partners and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; (ii) the level of indebtedness and changes in interest rates; (iii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products (including changes resulting from the COVID-19 pandemic); (iv) domestic and global economic conditions and political changes, changes in currency exchange rates, trade protectionist policies, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations, (v) the amount of our future pension funding obligations, and pension and health care costs; (vi) unanticipated expenditures or other adverse developments related to the cost of compliance with existing and new environmental, tax, labor and employment, privacy, and other U.S. and non-U.S. governmental laws and regulations (including new legal requirements arising from the COVID-19 pandemic); (vii) any material disruption at any of our manufacturing facilities due to severe weather, natural disasters or other causes (including as the result of the COVID-19 pandemic); (viii) risks inherent in conducting business through joint ventures; (ix) our ability to achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions, (x) information technology risks, and (xi) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters, (xii) the receipt of regulatory approvals relating to the spin-off transaction without unexpected delays or conditions; (xiii) our ability to successfully separate the SpinCo business (known as Sylvamo Corporate) and realize the anticipated benefits of the spin-off transaction; (xiv) the ability to satisfy any necessary conditions to consummate the spin-off transaction within the estimated timeframes or at all; and (xv) the final terms and conditions of any spin-off transaction, including the amount of any dividend by Sylvamo to us and the terms of any ongoing commercial agreements and arrangements between us and Sylvamo following any such transaction, the costs of any such transaction, the nature and amount of indebtedness incurred by Sylvamo, the qualification of the spin-off transaction as a tax-free transaction for U.S. federal income tax purposes (including whether an IRS ruling will be obtained), diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties, and the impact of any such transaction on the businesses of the Company and Sylvamo and the relationship between the two companies following any such transaction. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and U.S. Securities and Exchange Commission filings. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Guillermo Gutierrez; 901-419-1731; Michele Vargas, 901-419-7287.

Exhibit 99.1

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended March 31,				Three Months Ended December 31,
	2021		2020		2020
Net Sales	$5,363		$5,352		$5,239
Costs and Expenses
Cost of products sold	3,847		3,746	(e)	3,659	(e)
Selling and administrative expenses	361	(a)	418		410	(a)
Depreciation, amortization and cost of timber harvested	309		323	(f)	332
Distribution expenses	406		407		402
Taxes other than payroll and income taxes	44		44		42
Restructuring and other charges, net	30	(b)	8	(b)	64	(b)
Net (gains) losses on sales and impairments of businesses	2	(c)	344	(c)	118	(c)
Net (gains) losses on sales of equity method investments	(74)	(d)	(33)	(d)	—
Interest expense, net	92		117	(g)	99
Non-operating pension expense (income)	(53)		(6)		(10)
Earnings (Loss) Before Income Taxes and Equity Earnings	399		(16)		123
Income tax provision (benefit)	99		94		34	(h)
Equity earnings (loss), net of taxes	49		(31)		64
Net Earnings (Loss) Attributable to International Paper Company	$349		$(141)		$153
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Net earnings (loss)	$0.89		$(0.36)		$0.39
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Net earnings (loss)	$0.88		$(0.36)		$0.39
Average Shares of Common Stock Outstanding - Diluted	394.8		392.6		395.9

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes pre-tax charges of $25 million ($20 million after taxes) and $9 million ($8 million after taxes) for the three months ended March 31, 2021 and December 31, 2020, respectively, for costs associated with the announced spin-off of our Printing Papers business and Build a Better IP initiative and a pre-tax charge of $5 million ($4 million after taxes) for the three months ended December 31, 2020 for other costs.

(b)	Includes pre-tax charges of $18 million ($14 million after taxes), $8 million ($6 million after taxes) and $65 million ($49 million after taxes) for the three months ended March 31, 2021, March 31, 2020 and December 31, 2020, respectively, for debt extinguishment costs, a pre-tax charge of $12 million ($10 million after taxes) for the three months ended March 31, 2021 for severance related to the optimization of our EMEA Packaging business and income of $1 million (before and after taxes) for the three months ended December 31, 2020 for other items.

(c)	Includes losses of $2 million (before and after taxes) and $123 million (before and after taxes) for the three months ended March 31, 2021 and December 31, 2020, respectively, related to the foreign currency cumulative translation adjustment resulting from the classification of the assets and liabilities of our EMEA Packaging business in Turkey as held for sale, a pre-tax loss of $20 million ($13 million after taxes) for the three months ended March 31, 2020 for the impairment of the net assets of our Brazil Packaging business, a loss of $324 million (before and after taxes) for the three months ended March 31, 2020 related to the foreign currency cumulative translation adjustment resulting from the classification of the assets and liabilities of our Brazil Packaging business as held for sale and a pre-tax gain of $5 million ($4 million after taxes) for the three months ended December 31, 2020 for other items.

(d)	Includes pre-tax gains of $74 million ($56 million after taxes) and $33 million ($25 million after taxes) for the three months ended March 31, 2021 and March 31, 2020, respectively, related to the monetization of a portion of our equity investment in Graphic Packaging.

(e)	Includes a pre-tax charge of $41 million ($31 million after taxes) for the three months ended March 31, 2020 for environmental remediation reserve adjustments, a charge of $17 million (before and after taxes) for the three months ended March 31, 2020 associated with our investment in India, a pre-tax charge of $9 million ($7 million after taxes) for the three months ended March 31, 2020 for the removal of abandoned property at our mills, pre-tax income of $2 million ($1 million after taxes) for the three months ended March 31, 2020 for the accrual of a foreign value-added tax refund and a pre-tax charge of $5 million ($4 million after taxes) for the three months ended December 31, 2020 for other costs.

(f)	Includes a charge of $1 million (before and after taxes) for the three months ended March 31, 2020 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production.

Exhibit 99.1

(g)	Includes income of $1 million (before and after taxes) for the three months ended March 31, 2020 for interest income associated with the accrual of a foreign value-added tax refund.

(h)	Includes a tax benefit of $32 million for the three months ended December 31, 2020 related to the settlement of tax audits.

Exhibit 99.1

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended March 31,		Three Months Ended December 31,
	2021	2020	2020
Net Earnings (Loss) Attributable to International Paper Company	$349	$(141)	$153
Add back: Non-operating pension expense (income)	(40)	(5)	(8)
Add back: Net Special items expense (income)	(10)	372	151
Adjusted Operating Earnings	$299	$226	$296

	Three Months Ended March 31,		Three Months Ended December 31,
	2021	2020	2020
Diluted Earnings per Common Share as Reported	$0.88	$(0.36)	$0.39
Add back: Non-operating pension expense (income)	(0.10)	(0.01)	(0.02)
Add back: Net Special items expense (income)	(0.02)	0.94	0.38
Adjusted Operating Earnings per Share	$0.76	$0.57	$0.75
Notes:
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense (income) and items considered by management to be unusual (net special items) as reflected in the Consolidated Statement of Operations and related notes included in this release from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. The Company believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings (loss) attributable to International Paper is the most directly comparable GAAP measure.

Exhibit 99.1

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended March 31,				Three Months Ended December 31,
	2021		2020		2020
Industrial Packaging	$3,953		$3,819		$3,813
Global Cellulose Fibers	581		568		582
Printing Papers	781		908		802
Corporate and Inter-segment Sales	48		57		42
Net Sales	$5,363		$5,352		$5,239
Operating Profit (Loss) by Business Segment
	Three Months Ended March 31,				Three Months Ended December 31,
	2021		2020		2020
Industrial Packaging	$447		$470		$431
Global Cellulose Fibers	(82)		(54)		(114)
Printing Papers	80		96		80
Total Business Segment Operating Profit	$445		$512		$397

Earnings (Loss) Before Income Taxes and Equity Earnings	$399		$(16)		$123
Interest expense, net	92		117	(c)	99
Noncontrolling interest adjustment (d)	(1)		—		—
Corporate expenses, net	25		32		(16)
Corporate net special items	(31)	(a)	33	(a)	79	(a)
Business net special items	14	(b)	352	(b)	122	(b)
Non-operating pension expense (income)	(53)		(6)		(10)
Business Segment Operating Profit (e)	$445		$512		$397
Equity Earnings (Loss) in Ilim S.A., Net of Taxes	$49		$(35)		$53
Equity Earnings (Loss) in Graphic Packaging International Partners, LLC	$1		$7		$11

(a)	Includes charges of $25 million and $9 million for the three months ended March 31, 2021 and December 31, 2020, respectively, for costs associated with the announced spin-off of our Printing Papers business and Build a Better IP initiative, charges of $18 million, $8 million, and $65 million for the three months ended March 31, 2021, March 31, 2020 and December 31, 2020, respectively, for debt extinguishment costs, a charge of $41 million for the three months ended March 31, 2020 for environmental remediation reserve adjustments, a charge of $17 million for the three months ended March 31, 2020 associated with our investment in India, gains of $74 million and $33 million for the three months ended March 31, 2021 and March 31, 2020, respectively, related to the monetization of a portion of our equity investment in Graphic Packaging and a charge of $5 million for the three months ended December 31, 2020 for other costs.

(b)	Related to Industrial Packaging, includes a charge of $12 million for the three months ended March 31, 2021 for severance related to the optimization of our EMEA Packaging business, losses of $2 million and $123 million for the three months ended March 31, 2021 and December 31, 2020, respectively, related to the foreign currency cumulative translation adjustment resulting from the classification of the assets and liabilities of our EMEA Packaging business in Turkey as held for sale, a charge of $20 million for the three months ended March 31, 2020 for the impairment of the net assets of our Brazil Packaging business, a loss of $324 million for the three months ended March 31, 2020 related to the foreign currency cumulative translation adjustment resulting from the classification of the assets and liabilities of our Brazil Packaging business as held for sale, a charge of $6 million for the three months ended March 31, 2020 for the removal of abandoned property at our mills, income of $2 million for the three months ended March 31, 2020 for the accrual of a foreign value-added tax refund and income of $5 million for the three months ended December 31, 2020 for other items.

Related to Global Cellulose Fibers, includes a charge of $3 million for the three months ended March 31, 2020 for the removal of abandoned property at our mills.

Exhibit 99.1

Related to Printing Papers, includes a charge of $1 million for the three months ended March 31, 2020 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production and a charge of $4 million for the three months ended December 31, 2020 for other items.
(c)	Includes income of $1 million for the three months ended March 31, 2020 for interest income associated with the accrual of a foreign value-added tax refund.
(d)	Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest for these subsidiaries is adjusted here to present consolidated earnings before income taxes and equity earnings.
(e)	As set forth in the chart above, business segment operating profit is defined as earnings (loss) before income taxes and equity earnings, but including the impact of noncontrolling interests, and excluding interest expense, net, corporate expenses, net, corporate net special items, business net special items and non-operating pension expense. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments and is presented in our financial statement footnotes in accordance with ASC 280.

Exhibit 99.1

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended March 31,		Three Months Ended December 31,
	2021	2020	2020
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (b)	2,684	2,624	2,771
Containerboard	709	827	727
Recycling	558	569	551
Saturated Kraft	45	48	35
Gypsum /Release Kraft	55	56	55
Bleached Kraft	7	7	8
EMEA Packaging (b)	435	441	437
Brazilian Packaging (b)	—	90	—
European Coated Paperboard	109	111	103
Industrial Packaging	4,602	4,773	4,687
Global Cellulose Fibers (In thousands of metric tons) (c)	898	901	924
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	346	415	341
European & Russian Uncoated Papers	307	360	320
Brazilian Uncoated Papers	254	240	312
Printing Papers	907	1,015	973

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.

(c)	Includes North American, European and Brazilian volumes and internal sales to mills.

Exhibit 99.1

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	March 31, 2021	December 31, 2020
Assets
Current Assets
Cash and Temporary Investments	$787	$595
Accounts and Notes Receivable, Net	3,342	3,064
Contract Assets	437	355
Inventories	1,828	2,050
Current Financial Assets of Variable Interest Entities	4,850	4,850
Assets Held for Sale	695	138
Other	228	184
Total Current Assets	12,167	11,236
Plants, Properties and Equipment, Net	11,667	12,217
Forestlands	285	311
Investments	711	1,178
Long-Term Financial Assets of Variable Interest Entities	2,261	2,257
Goodwill	3,242	3,315
Right of Use Assets	415	459
Deferred Charges and Other Assets	729	745
Total Assets	$31,477	$31,718
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$31	$29
Current Nonrecourse Financial Liabilities of Variable Interest Entities	4,220	4,220
Accounts Payable and Other Current Liabilities	3,805	3,854
Liabilities Held for Sale	334	181
Total Current Liabilities	8,390	8,284
Long-Term Debt	7,954	8,064
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,094	2,092
Deferred Income Taxes	2,756	2,743
Pension Benefit Obligation	968	1,055
Postretirement and Postemployment Benefit Obligation	246	251
Long-Term Lease Obligations	276	315
Other Liabilities	1,022	1,046
Equity
Invested Capital, Net of Treasury Stock	(456)	(216)
Retained Earnings	8,214	8,070
Total International Paper Shareholders’ Equity	7,758	7,854
Noncontrolling interests	13	14
Total Equity	7,771	7,868
Total Liabilities and Equity	$31,477	$31,718

Exhibit 99.1

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net earnings (loss)	$349	$(141)
Depreciation, amortization and cost of timber harvested	309	323
Deferred income tax expense (benefit), net	20	35
Restructuring and other charges, net	30	8
Net (gains) losses on sales of equity method investments	(74)	(33)
Net (gains) losses on sales and impairments of businesses	2	344
Equity method dividends received	4	5
Equity (earnings) losses, net	(49)	31
Periodic pension (income) expense, net	(28)	11
Other, net	25	166
Changes in current assets and liabilities
Accounts and notes receivable	(186)	(107)
Contract assets	(83)	(33)
Inventories	93	60
Accounts payable and accrued liabilities	68	(31)
Interest payable	15	(12)
Other	17	23
Cash Provided By (Used For) Operating Activities	512	649
Investment Activities
Invested in capital projects, net of insurance recoveries	(89)	(286)
Acquisitions, net of cash acquired	(61)	—
Proceeds from sales of equity method investments	397	250
Proceeds from sales of businesses, net of cash divested	11	—
Proceeds from sale of fixed assets	—	1
Cash Provided By (Used For) Investment Activities	258	(35)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(155)	(41)
Issuance of debt	2	560
Reduction of debt	(111)	(136)
Change in book overdrafts	(19)	(9)
Dividends paid	(202)	(202)
Net debt tender premiums paid	(19)	(7)
Cash Provided By (Used for) Financing Activities	(504)	165
Cash Included in Assets Held for Sale	(54)	(9)
Effect of Exchange Rate Changes on Cash	(20)	(42)
Change in Cash and Temporary Investments	192	728
Cash and Temporary Investments
Beginning of the period	595	511
End of the period	$787	$1,239

Exhibit 99.1

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,
	2021	2020
Cash Provided By (Used For) Operating Activities	$512	$649
Adjustments:
Cash invested in capital projects, net of insurance recoveries	(89)	(286)
Free Cash Flow	$423	$363

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.